Exhibit 99.1

AUTOBYTEL REALIGNS ORGANIZATION TO CAPTURE

EFFICIENCIES, BOOST INVESTMENT IN KEY GROWTH AREAS

Company centralizes technology resources and realigns workforce

IRVINE, CA – June 13, 2006 – Autobytel Inc. (Nasdaq: ABTL) today announced a realignment of its technology operations and its workforce to generate operational efficiencies across the Company’s product lines and to enable new investment in key growth areas. The realignment has been designed to allow the Company to mobilize its resources more quickly and effectively, while reducing operating costs. The realignment includes a 10% reduction in work force.

“Since joining Autobytel, I have worked with the management team on a rigorous review of all operations with a focus on aligning expenses with the Company’s core focus and growth opportunities,” said Autobytel Inc. President and CEO Jim Riesenbach. “Today’s actions are a direct result of that work and should enable us to boost investment in the media and dealer marketing services portions of our business, while increasing operating efficiencies and allowing us to be more nimble in meeting the evolving needs of the marketplace. These reductions in ongoing operating expenses create opportunities for us to invest in areas that I believe will yield the strongest long-term returns.”

More specifically, according to Riesenbach, the Company’s technology resources, which had previously been distributed across each of the Company’s business units, will be consolidated. Going forward, all technology resources company-wide will report into a central organization led by Chief Technology Officer John Petrone.

“My mandate is to invigorate the Company’s legacy of providing best-in-class online automotive resources to consumers while providing innovative high-value media and marketing services for the auto industry,” said Riesenbach. “Today’s actions are the first of a number of initiatives that I believe will position the Company for long-term revenue growth and a return to profitability, as well as to reclaim our position as the leading innovator of the Automotive Internet.”

The Company expects to take a second quarter charge of approximately $275,000 to $350,000 relating to the workforce reduction.

About Autobytel

Autobytel Inc. (Nasdaq: ABTL) is one of the largest online automotive marketplaces, empowering consumers to make smart vehicle choices using objective automotive data and insightful interactive editorial content. The result is a convenient car-buying process backed by a nationwide network of dealers who are committed to providing a positive consumer experience. Every day consumers choose Autobytel-owned and operated websites—Autobytel.com, Autoweb.com, CarSmart.com, Car.com, AutoSite.com, Autoahorros.com, and CarTV.com – to facilitate their car-shopping decisions. Autobytel’s ability to attract millions of highly qualified, in-market car buyers and connect them with retailers has made it a leader in facilitating the entire customer car-buying lifecycle.

The Company’s innovative marketing, advertising, data and CRM products, including its Web Control® customer management system, Retention Performance Marketing (RPM®) service reminder program, Special Finance Leads, and AIC data center, are designed to enable dealers to offer a premium consumer experience. Since pioneering pro-consumer online automotive content and purchasing in 1995, Autobytel has helped more than twenty-seven million car buyers, generating billions of dollars in car sales for dealers.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated efficiencies, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of defending lawsuits and undertaking investigations and related matters and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Autobytel Inc. Investor Relations

Jennifer Klein, 949.862.1362, jenniferkl@autobytel.com

Autobytel Inc. Media Relations

Melanie Webber, 949.862.3023, melaniew@autobytel.com